UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE
SECURITIES EXCHANGE ACT OF 1934

For the month of November, 2013

Commission File Number:

OCEANAGOLD CORPORATION
(Translation of registrant’s name into English)

Level 5
250 Collins Street
Melbourne
Victoria 3000
Australia
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F     ☒                                 Form 40-F    ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ____

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T  Rule 101(b)(7):

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

This Form 6−K is furnished by OceanaGold Corporation (“Oceana”) to the Securities and Exchange Commission (the “Commission”) using EDGAR Form 8−K12G3 as successor to Pacific Rim Mining Corp. (“Pacific”) pursuant to Rule 12g−3 under the Exchange Act, as required by Rule 12g−3(f). Upon the furnishing of this Form 6−K to the Commission, a new file number will be generated for the purpose of permitting Oceana to file its Form 15F as described below.

On October 7, 2013, Oceana, Pacific and 0981436 B.C. Ltd, a wholly owned subsidiary of Oceana, entered into an Arrangement Agreement, which was approved by the shareholders of Pacific at a meeting held on November 21, 2013. Pursuant to the approval of the Supreme Court of British Columbia and the Toronto Stock Exchange, the Arrangement Agreement became effective on November 27, 2013 with Oceana completing the acquisition of 100% of the outstanding common shares of Pacific, other than the Pacific shares already owned by Oceana, on November 27, 2013. As required by Rule 12h-6(h), Oceana published a notice disclosing its intent to terminate its duty, as a successor issuer to Pacific, to file reports under Section 13(a) and Section 15(d) of the Exchange Act on November 27, 2013, and intends to file Form 15F in connection with such termination as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OCEANAGOLD CORPORATION
(Registrant)

By: /s/ Liang Tang
Title:  Company Secretary

Dated: November 27, 2013